Exhibit 99.1
2006 LONG-TERM PLAN DESIGN

Plan Features	Description
Grants	•	33.3% of the value will be granted as AT&T Performance Stock Units.
	•	33.3% of the value will be granted as BellSouth Performance Stock Units
	•	16.7% of the value will be granted as AT&T Restricted Stock Units.
	•	16.7% of the value will be granted as BellSouth Restricted Stock Units.
	•	Number of Performance Stock Units and Restricted Stock Units will be based on the average closing stock prices for last 10 trading days of March 2006 (prior to April 1, 2006 grant date).

Performance Measure	•	EBIT / Capital for 2006-2008 performance period.
Related to Performance Units	•	Targets may be adjusted in the event of significant corporate development activity subject to approval by the Board of Directors.

Matrix	•	Actual awards can vary from 0% to 150% based on performance.

Dividend Equivalents	•	Dividends on the Performance Stock Units and Restricted Stock Units will be paid in November of 2006, 2007, and 2008 based dividends paid on AT&T and BellSouth common stock during the calendar year.

Prorated Grants/Awards	•	Pro-rated grants may be made for new hires or newly promoted employees.
	•	Awards will be prorated for retirement, death, and disability. Pro-rated awards will not be given for resignations prior to the end of the performance period (2008).

Award Payments	•	Awards will be paid in cash in March, 2009.
	•	Value of Performance Stock Units and Restricted Stock Units will be based on the average of the closing stock prices for last 10 trading days of February 2009.

	2006		2007		2008		Average
EBIT Return on Capital	x	%	x	%	x	%	x	%

2006-2008 Cumulative Matrix
Payout %s	Low		High
0.0%	<		y	%
50.0%	x	%	y	%
62.5%	x	%	y	%
75.0%	x	%	y	%
87.5%	x	%	y	%
100.0%	x	%	y	%
112.5%	x	%	y	%
125.0%	x	%	y	%
137.5%	x	%	y	%
150.0%	x	%	y	%